CUSTODIAN CONTRACT
                                     Between
                              NORTHSTAR/NWNL TRUST
                                       and
                       STATE STREET BANK AND TRUST COMPANY
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                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----
1.    Employment of Custodian and Property to be Held By It .................1

2.    Duties of the Custodian with Respect to Property
      of the Fund Held by the Custodian in the United States ................3
      2.1         Holding Securities ........................................3
      2.2         Delivery of Securities ....................................3
      2.3         Registration of Securities ................................8
      2.4         Bank Accounts .............................................9
      2.5         Availability of Federal Funds ............................10
      2.6         Collection of Income .....................................10
      2.7         Payment of Fund Monies ...................................11
      2.8         Liability for Payment in Advance of
                  Receipt of Securities Purchased ..........................14
      2.9         Appointment of Agents ....................................15
      2.10        Deposit of Fund Assets in Securities System ..............15
      2.10A       Fund Assets Held in the Custodian's Direct
                  Paper System .............................................18
      2.11        Segregated Account .......................................20
      2.12        Ownership Certificates for Tax Purposes ..................21
      2.13        Proxies ..................................................22
      2.14        Communications Relating to Portfolio
                  Securities ...............................................22

3.    Duties of the Custodian with Respect to Property of
      the Fund Held Outside of the United States ...........................23
      3.1         Appointment of Foreign Sub-Custodians ....................23
      3.2         Assets to be Held ........................................23
      3.3         Foreign Securities Depositories ..........................24
      3.4         Agreements with Foreign Banking Institutions .............24
      3.5         Access of Independent Accountants of the Fund ............25
      3.6         Reports by Custodian .....................................25
      3.7         Transactions in Foreign Custody Account ..................26
      3.8         Liability of Foreign Sub-Custodians ......................27
      3.9         Liability of Custodian ...................................27
      3.10        Reimbursement for Advances ...............................28
      3.11        Monitoring Responsibilities ..............................29
      3.12        Branches of U.S. Banks ...................................29
      3.13        Tax Law ..................................................30

4.    Payments for Sales or Repurchase or Redemptions
      of Shares of the Fund ................................................31

5.    Proper Instructions ..................................................32

6.    Actions Permitted Without Express Authority ..........................33

7.    Evidence of Authority ................................................33
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8.    Duties of Custodian With Respect to the Books of Account
      and Calculation of Net Asset Value and Net Income ....................34

9.    Records ..............................................................34

10.   Opinion of Fund's Independent Accountants ............................35

11.   Reports to Fund by Independent Public Accountants ....................35

12.   Compensation of Custodian ............................................36

13.   Responsibility of Custodian ..........................................36

14.   Effective Period, Termination and Amendment ..........................38

15.   Successor Custodian ..................................................40

16.   Interpretive and Additional Provisions ...............................41

17.   Additional Funds .....................................................42

18.   Massachusetts Law to Apply ...........................................42

19.   Prior Contracts ......................................................42

20.   Shareholder Communications Election ..................................42
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                               CUSTODIAN CONTRACT

            This Contract between Northstar/NWNL Trust, a business trust organized and existing under the laws of Massachusetts, having its principal place of business at Two Pickwick Plaza, Greenwich, Connecticut 06830 hereinafter called the "Fund", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

                                   WITNESSETH:

      WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, the Fund intends to initially offer shares in four series, Northstar Growth Fund, Northstar Income and Growth Fund, Northstar Multi-Sector Bond Fund and Northstar High Yield Bond Fund (such series together with all other series subsequently established by the Fund and made subject to this Contract in accordance with paragraph 17, being herein referred to as the "Portfolio(s)");

      NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.    Employment of Custodian and Property to be Held by It

      The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio desires to be held in places within the United States ("domestic
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securities") and securities it desires to be held outside the United
States ("foreign securities") pursuant to the provisions of the Declaration of Trust. The Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios, ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

      Upon receipt of "Proper Instructions" (within the meaning of Article 5), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Trustees of the Fund on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3.


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2.    Duties of the Custodian with Respect to Property of the Fund Held By the
      Custodian in the United States

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to
      Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System" and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.1OA.

2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

            1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;


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            2)    Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

            3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10 hereof;

            4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

            5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

            6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to
                  Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;


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            7)    Upon the sale of such securities for the account of the
                  Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

            8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

            9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for


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                  definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

            10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

            11) For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

            12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a


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                  broker-dealer registered under the Securities Exchange Act of
                  1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the portfolio of the Fund;

            13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

            14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described


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                  from time to time in the currently effective prospectus and statement of additional information of the Fund, related to the Portfolio ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

            15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

      2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to


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            be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to
            Article 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

      2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department


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            of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

      2.5 Availability of Federal Funds. Upon mutual agreement between the Fund on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio's account.

      2.6 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall


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            collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

      2.7 Payment of Fund Monies. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

                  1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery


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                        of such securities or evidence of title to such options,
                        futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.10A; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or


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                        (ii) against delivery of the receipt evidencing purchase
                        by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 5;

                  2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in
                        Section 2.2 hereof;

                  3) For the redemption or repurchase of Shares issued by the Portfolio as set forth in Article 4 hereof;

                  4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;


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                  5)    For the payment of any dividends on Shares of the
                        Portfolio declared pursuant to the governing documents of the Fund;

                  6) For payment of the amount of dividends received in respect of securities sold short;

                  7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions from the Fund on behalf of the Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the


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      same extent as if the securities had been received by the Custodian.

2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10 Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

            1) The Custodian may keep securities of the Portfolio in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the


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                  Securities System which shall not include any assets of the
                  Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

            2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a Securities System shall identify by book-entry those securities belonging to the Portfolio;

            3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the Securities System of transfers of securities for the


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                  account of the Portfolio shall identify the Portfolio, be
                  maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Portfolio;

            4) The Custodian shall provide the Fund for the Portfolio with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

            5) The Custodian shall have received from the Fund on behalf of the Portfolio the initial or annual certificate, as the case may be, required by Article 14 hereof;

            6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the


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                  Portfolio resulting from use of the Securities System by
                  reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

2.10A Fund Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

            1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund on behalf of the Portfolio;

            2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in an account


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                  ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

            3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

            4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

            5) The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish


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                  to the Fund on behalf of the Portfolio copies of daily
                  transaction sheets reflecting each day's transaction in the Securities System for the account of the Portfolio;

            6) The Custodian shall provide the Fund on behalf of the Portfolio with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

2.11 Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with


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      transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.12 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

2.13 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

2.14 Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the

      Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

3. Duties of the Custodian with Respect to Property of the Fund Held Outside of the United States

3.1   Appointment of Foreign Sub-Custodians

      The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Portfolio's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in
      Section 5 of this Contract, together with a certified resolution of the Fund's Board of Trustees, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Portfolio's assets.

3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Portfolio's foreign securities transactions. The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian.

3.3 Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Portfolios shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in
      Section 3.4 hereof.

3.4 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the assets of each Portfolio will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the assets of each Portfolio will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to each applicable Portfolio; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Portfolios held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.5 Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.6 Reports by Custodian. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Portfolio(s) held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Portfolio(s) securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the

      Custodian on behalf of each applicable Portfolio indicating, as to securities acquired for a Portfolio, the identity of the entity having physical possession of such securities.

3.7   Transactions in Foreign Custody Account

      (a) Except as otherwise provided in paragraph (b) of this Section 3.7, the provision of Sections 2.2 and 2.7 of this Contract shall apply, mutatis mutandis to the foreign securities of the Fund held outside the United States by foreign sub-custodians.

      (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of each applicable Portfolio and delivery of securities maintained for the account of each applicable Portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

      (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.8 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.9 Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.12 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.9, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

3.10 Reimbursement for Advances. If the Fund requires the Custodian to advance cash or securities for any purpose for the benefit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolios assets to the extent necessary to obtain reimbursement.

3.11 Monitoring Responsibilities. The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.12  Branches of U.S Banks

      (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Portfolios assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in
      Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract.

      (b) Cash held for each Portfolio of the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.13  Tax Law

      The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

4.    Payments for Sales or Repurchases or Redemptions of Shares of the Fund

      The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

      From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes of the Board of Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

5.    Proper Instructions

      Proper Instructions as used throughout this Contract means a writing signed or initialled by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Fund accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios' assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three - party agreement which requires a segregated asset account in accordance with Section 2.11.

6.    Actions Permitted without Express Authority

      The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

      1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

      2) surrender securities in temporary form for securities in definitive form;

      3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

      4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Trustees of the Fund.

7.    Evidence of Authority

      The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

      The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Fund to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding shares of each Portfolio or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Fund's currently effective prospectus related to such Portfolio and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Fund's currently effective prospectus related to such Portfolio.

9.    Records

      The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

10.   Opinion of Fund's Independent Accountant

      The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-lA, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.   Reports to Fund by Independent Public Accountants

      The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a

Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

12.   Compensation of Custodian

      The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian.

13.   Responsibility of Custodian

      So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

      The Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 to the same extent as set forth in Article 1 hereof with respect to sub-custodians located in the United States (except as specifically provided in Article 3.9) and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.12 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody or any securities or cash of the Fund in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

      If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

      If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) for the benefit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

14.   Effective Period, Termination and Amendment

      This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not with respect to a Portfolio act under
Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Fund has approved the initial use of a particular Securities System by such Portfolio as required by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not with respect to a Portfolio act under Section 2.10A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System by such Portfolio; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

      Upon termination of the Contract, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

15.   Successor Custodian

      If a successor custodian for the Fund, of one or more of the Portfolios shall be appointed by the Board of Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

      If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

      In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

      In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

16.   Interpretive and Additional Provisions

      In connection with the operation of this Contract, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided, that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

17.   Additional Funds

      In the event that the Fund establishes one or more series of Shares in addition to Northstar Growth Fund, Northstar Income and Growth Fund, Northstar Multi-Sector Bond Fund and Northstar High Yield Bond Fund with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

18.   Massachusetts Law to Apply

      This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

19.   Prior Contracts

      This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund's assets.

20.   Shareholder Communications Election

      Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.


          YES [X] The Custodian is authorized to release the Fund's name, address, and share positions.

          NO  [ ]       The Custodian is not authorized to release the
                        Fund's name, address, and share positions.

          IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 15th day of April, 1994.


ATTEST                              NORTHSTAR/NWNL TRUST


/s/ [ILLEGIBLE]                     By /s/ [ILLEGIBLE]
--------------------------             -----------------------------------



ATTEST                              STATE STREET BANK AND TRUST COMPANY


/s/ [ILLEGIBLE]                     By /s/ [ILLEGIBLE]
--------------------------             -----------------------------------
                                       Executive Vice President

                                   Schedule A

      The following foreign banking institutions and foreign securities depositories have been approved by the Board of Trustees of Northstar/NWNL Trust for use as sub-custodians for the Fund's securities and other assets:

                   (Insert banks and securities depositories)

Certified:


---------------------------------
Fund's Authorized Officer

Date: ___________________________

                                    Exhibit 1

SUBCUSTODIAN AGREEMENT

      AGREEMENT made this_______________________; between State Street Bank and Trust Company, A Massachusetts Trust Company (hereinafter referred to as the "Custodian"), having its principal place of business at 225 Franklin Street, Boston, MA, and _____________________________ (hereinafter referred to as the "Subcustodian"), a bank organized under the laws of _________________________ and having its registered office at______________________________________
___________________________________________________________________________.

      WHEREAS, Custodian has been appointed to act as Trustee, Custodian or Subcustodian of securities and monies on behalf of certain of its customers including, without limitation, collective investment undertakings, investment companies subject to the U.S. Investment Company Act of 1940, as amended, and employee benefit plans subject to the U.S. Employee Retirement Income Security Act of 1974, as amended;

      WHEREAS, Custodian wishes to establish Accounts (the "Accounts") with the Subcustodian to hold and maintain certain property for which Custodian is responsible as custodian; and

      WHEREAS, Subcustodian agrees to establish the Accounts and to hold and maintain all Property in the Accounts in accordance with the terms and conditions herein set forth.

      NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the Custodian and the Subcustodian agree as follows:

I.    The Account

      A.    Establishment of the Account

      Custodian hereby requests that Subcustodian establish for each client of the Custodian an Account which shall be composed of:

            1. A Custody Account for any and all Securities (as hereinafter defined) from time to time received by Subcustodian therefor, and

            2. A Deposit Account for any and all Cash (as hereinafter defined) from time to time received by Subcustodian therefor.

      B.    Use of the Account

      The Account shall be used exclusively to hold, acquire, transfer or otherwise care for, on behalf of Custodian as custodian and the customers of Custodian and not for Custodian's own interest, Securities, and such Cash or cash equivalents as are transferred to Subcustodian or as are received in payment of any transfer of, or as payment on, or interest on, or dividend from, any such Securities (herein collectively called "Cash").

      C.    Transfer of Property in the Account

      Beneficial ownership of the Securities and Cash in the Account shall be freely transferable without payment of money or value other than for safe custody and administration.

      D.    Ownership and Segregation of Property in Account

      The ownership of the property in the Account, whether Securities, Cash or both, and whether any such property is held by Subcustodian in an Eligible Depository, shall be clearly recorded on Subcustodian's books as belonging to Custodian on behalf of Custodian's customers, and not for Custodian's own interest and, to the extent that Securities are physically held in the Account, such Securities shall also be physically segregated from the general assets of Subcustodian, the assets of Custodian in its individual capacity and the assets of Subcustodian's other customers. In addition, Subcustodian shall maintain such other records as may be necessary to identify the property hereunder as belonging to each Account.

      E.    Registration of Securities in the Account

      Securities which are eligible for deposit in a depository as provided for in Paragraph III may be maintained with the depository in an account for Subcustodian's customers. Securities which are not held in a depository and that are ordinarily held in registered form will be registered in the name of the Sub-custodian or in the name of Sub-custodian's nominee, unless alternate Instructions are furnished by Custodian.

II.   Services to be Provided by the Subcustodian

      The Services Subcustodian will provide to Custodian and the manner in which such services will be performed will be as set forth below in this Agreement.

      A.    Services Performed Pursuant to Instructions

      All transactions involving the Securities and Cash in the Account shall be executed solely in accordance with Custodian's Instructions as that term is defined in paragraph IV hereof, except those described in Paragraph B below.

      B.    Services to be Performed without Instructions

      Subcustodian will, unless it receives Instructions from Custodian to the contrary:

            1.    Collect Cash

      Promptly collect and receive all dividends, income, principal, proceeds from transfer and other payments with respect to property held in the Account, and present for payment all Securities held in the Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, and credit Cash receipts therefrom to the Deposit Account.

            2.    Exchange Securities

      Promptly exchange Securities where the exchange is purely ministerial including, without limitation, the exchange of temporary Securities for those in definitive form and the exchange of warrants, or other documents of entitlement to Securities, for the Securities themselves.

            3.    Sale of Rights and Fractional Interests

      Whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, Subcustodian will promptly endeavor to obtain Custodian's Instructions, but should these not be received in time for Subcustodian to take timely action, Subcustodian is authorized to sell such rights entitlement or fractional interest and to credit the Account.

            4.    Execute Certificates

      Execute in Custodian's name for the Account, whenever Subcustodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Securities held in the Account.

            5.    Pay Taxes and Receive Refunds

      To pay or cause to be paid from the Account any and all taxes and levies in the nature of taxes imposed on the property in the Account by any governmental authority, and to take all steps necessary to obtain all tax exemptions, privileges or other benefits, including reclaiming and recovering any withholding tax, relating to the Account and to execute any declarations, affidavits, or certificates of ownership which may be necessary in connection therewith.

            6.    Prevent Losses

      Take such steps as may be reasonably necessary to secure, or otherwise prevent the loss of, entitlements attached to or otherwise relating to property held in the Account.

      C.    Additional Services

            1.    Transmission of Notices of Corporate Action

      By such means as will permit Custodian to take timely action with respect thereto, Subcustodian will promptly notify Custodian upon receiving notices or reports, or otherwise becoming aware, of corporate actions affecting Securities held in the Account (including, but not limited to, calls for redemption, mergers, consolidations, reorganizations, recapitalizations, tender offers, rights offerings, exchanges, subscriptions and other offerings) and dividend, interest and other income payments relating to such Securities.

            2.    Communications Regarding the Exercise of Entitlements

      Upon request by Custodian, Subcustodian will promptly deliver, or cause any Eligible Depository authorized and acting hereunder to deliver, to Custodian all notices, proxies, proxy soliciting materials and other communications that call for voting or the exercise of rights or other specific action (including material relative to legal proceedings intended to be transmitted to security holders) relating to Securities held in the Account to the extent received by Subcustodian or said Eligible Depository, such proxies or any voting instruments to be executed by the registered holder of the Securities, but without indicating the manner in which such Securities are to be voted.

            3.    Monitor Financial Service

      In furtherance of its obligations under this Agreement, Subcustodian will monitor a leading financial service with respect to announcements and other information respecting property held in the Account, including announcements and other information with respect to corporate actions and dividend, interest and other income payments.

III.  Use of Securities Depository

      Subcustodian may, with the prior written approval of Custodian, maintain all or any part of the Securities in the Account with a securities depository or clearing agency which is incorporated or organized under the laws of a country other than the United States of America and is supervised or regulated by a government agency or regulatory authority in the foreign jurisdiction having authority over such depositories or agencies, and which operates (a) the central system for handling of designated securities or equivalent book entries in __________________________________ or (b) a transnational system for the central handling of securities or equivalent book entries (herein called "Eligible Depository"), provided however, that, while so maintained, such Securities shall be subject only to the directions of Subcustodian, and that Subcustodian duties, obligations and responsibilities with regard to such

Securities shall be the same as if such Securities were held by Subcustodian on its premises.

IV.   Claims Against Property in the Account

      The property in the account shall not be subject to any right, charge, security interest, lien or claim of any kind (collectively "Charges") in favor of Subcustodian or any Eligible Depository or any creditor of Subcustodian or of any Eligible Depository except a claim for payment by Subcustodian for such property's safe custody or administration in accordance with the terms of this Agreement. Subcustodian will immediately notify Custodian of any attempt by any party to assert any Charge against the property held in the Account and shall take all lawful actions to protect such property from such Charges until Custodian has had reasonable time to respond to such notice.

V.    Subcustodian's Warranty
      Subcustodian Represents and Warrants That:

      (A) It is a branch of a "qualified U.S. bank" or it is an "eligible foreign custodian" as those terms are defined in Rule 17f-5 of the Investment Company Act of 1940, a copy of which is attached hereto as Attachment A (the "Rule"), and Subcustodian shall immediately notify Custodian, in writing or by other authorized means, in the event that there appears to be a substantial likelihood that Subcustodian will cease to qualify under the Rule as currently in effect or as hereafter amended, or

      (b) It is the subject of an exemptive order issued by the United States Securities and Exchange Commission which order permits Custodian to employ Subcustodian notwithstanding the fact that Subcustodian fails to qualify under the terms of the Rule, and Subcustodian shall immediately notify Custodian, in writing or by other authorized means, if for any reason it is no longer covered by such exemptive order.

            Upon receipt of any such notification required under (A) or (B) of this section, Custodian may terminate this Agreement immediately without prior notice to Subcustodian.

VI.   Definitions

      A.    Instructions

      The term "Instructions" means

      1. instructions in writing signed by authorized individuals designated as such by Custodian;

      2.    telex or tested telex instructions of Custodian;

      3. other forms of instructions in computer readable form as shall customarily be used for the transmission of like information, and

      4. such other forms of communication as from time to time may be agreed upon by Custodian and Subcustodian, which Subcustodian believes in good faith to have been given by Custodian or which are transmitted with proper testing or authentication pursuant to terms and conditions which custodian may specify.

      Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. Subcustodian shall act in accordance with Instructions and shall not be liable for any act or omission in respect of any Instruction except in the case of willful default, negligence, fraud, bad faith, willful misconduct, or reckless disregard of duties on the part of Subcustodian. Subcustodian in executing all Instructions will take relevant action in accordance with accepted industry practice and local settlement practices.

      B.    Account

      The term "Account" means collectively the Custody Account, and the Deposit Account.

      C.    Securities

      The term "Securities" includes, without limitation, stocks, shares, bonds, debentures, debt securities (convertible or non-convertible), notes, or other obligations or securities and any certificates, receipts, futures contracts, foreign exchange contracts, options, warrants, scrip or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

VII   Miscellaneous Provisions

      A.    Statements Regarding the Account

      Subcustodian will supply Custodian with such statements regarding the Account as Custodian may request, including the identity and location of any Eligible Depository authorized and acting hereunder. In addition, Subcustodian will supply custodian an advice or notification of any transfers of Securities to or from the Account indicating, as to Securities acquired for the Account, if applicable, the Eligible Depository having physical possession of such securities.

      B.    Examination of Books and Records

      Subcustodian agrees that its books and records relating to the Account and Sub-custodian's actions under this agreement shall be open to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by, or other representatives of Custodian including (to the extent permitted under the laws of ___________________) the independent public accountants for any customer of Custodian whose property is being held hereunder) and such books and records shall be retained for such period as shall be agreed upon by Custodian and Subcustodian.

      As Custodian may reasonably request from time to time, Subcustodian will furnish its auditor's reports on its system of internal controls, and Subcustodian will use its best efforts to obtain and furnish similar reports of any Eligible Depository authorized and acting hereunder.

      C.    Standard of Care

      In holding, maintaining, servicing and disposing of Property under this Agreement, and in fulfilling any other obligations hereunder, Subcustodian shall exercise the same standard of care that it exercises over its own assets, provided that Subcustodian shall exercise at least the degree of care and maintain adequate insurance as expected of a prudent professional Subcustodian for hire and shall assume the burden of proving that it has exercised such care in its maintenance of Property held by Subcustodian in its Accounts. The maintenance of the Property in an Eligible Depository shall not affect Subcustodian's standard of care, and Subcustodian will remain as fully responsible for any loss or damage to such securities as if it had itself retained physical possession of them. Subcustodian shall indemnify and hold harmless Custodian and each of Custodian's customers from and against any loss, damage, cost, expense, liability or claim (including reasonable attorney's fees) arising out of or in connection with the improper or negligent performance or the nonperformance of the duties of Subcustodian.

      Subcustodian shall be responsible for complying with all provisions of the laws of _________________________, or any other law, applicable to Subcustodian in connection with its duties hereunder, including (but not limited to) the payment of all transfer taxes or other taxes and compliance with any currency restrictions and securities laws in connection with its duties as Subcustodian.

      D.    Loss of Cash or Securities

      Subcustodian agrees that, in the event of any loss of Securities or Cash in the Account, Subcustodian will use its best efforts to ascertain the circumstances relating to such loss and will promptly report the same to Custodian and shall use every legal means available to it to effect the quickest possible recovery.

      E.    Compensation of Subcustodian

      Custodian agrees to pay to Subcustodian from time to time such compensation for its services and such out-of-pocket or incidental expenses of Subcustodian pursuant to this Agreement as may be mutually agreed upon in writing from time to time.

      F.    Operating Requirements

      The Subcustodian agrees to follow such Operating Requirements as the Custodian may establish from time to time. A copy of the current Custodian Operating Requirements is attached as Attachment B to this Agreement.

      G.    Termination

      This Agreement may be terminated by Subcustodian or Custodian on 60 days' written notice to the other party, sent by registered mail, provided that any such notice, whether given by Subcustodian or Custodian, shall be followed within 60 days by Instructions specifying the names of the persons to whom Subcustodian shall deliver the Securities in the Account and to whom the Cash in the Account shall be paid. If within 60 days following the giving of such notice of termination, Subcustodian does not receive such Instructions, Subcustodian shall continue to hold such Securities and Cash subject to this Agreement until such Instructions are given. The obligations of the parties under this Agreement shall survive the termination of this Agreement.

H.    Notices

      Unless otherwise specified in this Agreement, all notices and communications with respect to matters contemplated by this Agreement shall be in writing, and delivered by mail, postage prepaid, telex, SWIFT, or other mutually agreed telecommunication methods to the following addresses (or to such other address as either party hereto may from time to time designate by notice duly given in accordance with this paragraph):

      To Subcustodian:

      To Custodian:           State Street Bank and Trust Company
                              Securities Operations/
                              Network Administration
                              P.O. Box 1631
                              Boston, Massachusetts 02105

      I.    Confidentiality

      Subcustodian and Custodian shall each use its best efforts to maintain the confidentiality of the property in the Account and the beneficial owners thereof, subject, however, to the provisions of any laws requiring disclosure. In addition, Subcustodian shall safeguard any test keys, identification codes or other security devices which Custodian shall make available to it. The Subcustodian further agrees it will not disclose the existence of this Agreement or any current business relationship unless compelled by applicable law or regulation or unless it has secured the Custodian's written consent.

      J.    Assignment

      This Agreement shall not be assignable by either party but shall bind any successor in interest of Custodian and Subcustodian respectively.

      K.    Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of ___________________________________. To the extent inconsistent with this Agreement or Custodian's Operating Requirements as attached hereto, Subcustodian's rules and conditions regarding accounts generally or custody accounts specifically shall not apply.

            CUSTODIAN: STATE STREET BANK AND TRUST COMPANY


                                          By:
                                             -----------------------------------
                                          Date:
                                               ---------------------------------

AGREED TO BY SUBCUSTODIAN:


By:
   --------------------------------                 ----------------------------

Date:
     ------------------------------

                                                                       Northstar

[LOGO] State Street
    State Street Bank and Trust Company
    225 Franklin Street
    Boston, Massachusetts 02101
    Telephone (617) 786-3000

                           MASTER REPURCHASE AGREEMENT

Between: State Street Bank and Trust Company

and VARIOUS NORTHSTAR INVESTMENT CO ADVISED FUNDS LISTED ON ANNEX I
    -----------------------------------------------------------------

1.    Applicability

      From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or financial instruments ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto, unless otherwise agreed in writing.

2.    Definitions

      (a) "Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property, or (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party,
(B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by a party of a general assignment for the benefit of creditors, or (iv) the admission in writing by a party of such party's inability to pay such party's debts as they become due;

      (b) "Additional Purchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

      (c) "Buyer's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of a percentage (which may be equal to the percentage that is agreed to as the Seller's Margin Amount under subparagraph (q) of this Paragraph), agreed to by Buyer and Seller prior to entering into the Transaction, to the Repurchase Price for such Transaction as of such date;

      (d) "Confirmation", the meaning specified in Paragraph 3(b) hereof;

      (e) "Income", with respect to any Security at any time, any principal thereof then payable and all interest, dividends or other distributions thereon;

      (f) "Margin Deficit", the meaning specified in Paragraph 4(a) hereof;

      (g) "Margin Excess", the meaning specified in Paragraph 4(b) hereof;

      (h) "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

      (i) "Price Differential", with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

      (j) "Pricing Rate", the per annum percentage rate for determination of the Price Differential;

      (k) "Prime Rate", the prime rate of U.S. money center commercial banks as published in The Wall Street Journal;

      (l) "Purchase Date", the date on which Purchased Securities are transferred by Seller to Buyer;

      (m) "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;

      (n) "Purchased Securities", the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) and shall exclude Securities returned pursuant to Paragraph 4(b);

      (o) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraphs 3(c) or 11 hereof;

      (p) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination, increased by any amount determined by the application of the provisions of Paragraph 11 hereof;

      (q) "Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of a percentage (which may be equal to the percentage that is agreed to as the Buyer's Margin Amount under subparagraph
(c) of this Paragraph), agreed to by Buyer and Seller prior to entering into the Transaction, to the Repurchase Price for such Transaction as of such date.

3.    Initiation; Confirmation; Termination

      (a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

      (b) Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

      (c) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.    Margin Maintenance

      (a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

      (b) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

      (c) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

      (d) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

      (e) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs
(a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.    Income Payments

      Where a particular Transaction's term extends over an Income payment date on the Securities subject to that Transaction, Buyer shall, as the parties may agree with respect to such Transaction (or, in the absence of any agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is payable either (i) transfer to or credit to the account of Seller an amount equal to such Income payment or payments with respect to any Purchased Securities subject to such Transaction or (ii) apply the Income payment or payments to reduce the amount to be transferred to Buyer by Seller upon termination of the Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit.

6.    Security Interest

      Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all proceeds thereof.

7.    Payment and Transfer

      Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer. As used herein with respect to Securities, "transfer" is intended to have the same meaning as when used in Section 8-313 of the New York Uniform Commercial Code or, where applicable, in any federal regulation governing transfers of the Securities.

8.    Segregation of Purchased Securities

      To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial intermediary or a clearing corporation. Title to all Purchased Securities shall pass to Buyer and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraphs 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

--------------------------------------------------------------------------------

Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities

      Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that, during any trading day that Buyer's securities are commingled with Seller's securities, they may be subject to liens granted by Seller to third parties and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute securities for Buyer will be subject to Seller's ability to satisfy any lien or to obtain substitute securities.

--------------------------------------------------------------------------------

9.    Substitution

      (a) Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

      (b) In Transactions in which the Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.   Representations

      Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and
(v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.   Events of Default

      In the event that (i) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (ii) Seller or Buyer fails, after one business day's notice, to comply with Paragraph 4 hereof, (iii) Buyer fails to comply with Paragraph 5 hereof, (iv) an Act of Insolvency occurs with respect to Seller or Buyer, (v) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vi) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):

      (a) At the option of the nondefaulting party, exercised by written notice to the defaulting party (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

      (b) In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations hereunder to repurchase all Purchased Securities in such Transactions shall thereupon become immediately due and payable, (ii) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of (x) the greater of the Pricing Rate for such Transaction or the Prime Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subparagraph (a) of this Paragraph (decreased as of any day by (A) any amounts retained by the nondefaulting party with respect to such Repurchase Price pursuant to clause (iii) of this subparagraph, (B) any proceeds from the sale of Purchased Securities pursuant to subparagraph (d)(i) of this Paragraph, and (C) any amounts credited to the account of the defaulting party pursuant to subparagraph (e) of this Paragraph) on a 360 day per year basis for the actual number of days during the period from and including the date of the Event of Default giving rise to such option to but excluding the date of payment of the Repurchase Price as so increased, (iii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices owed by the defaulting party, and (iv) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's possession.

      (c) In all Transactions in which the defaulting party is acting as Buyer. upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, the defaulting party's right, title and interest in all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

      (d) After one business day's notice to the defaulting party (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subparagraph (a) of this Paragraph or the notice referred to in clause (ii) of the first sentence of this Paragraph), the nondefaulting party may:

            (i) as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

            (ii) as to Transactions in which the defaulting party is acting as Buyer, (A) purchase securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source.

      (e) As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party (i) with respect to Purchased Securities (other than Additional Purchased Securities), for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities therefor over the Repurchase Price for such Purchased Securities and (ii) with respect to Additional Purchased Securities, for the price paid (or deemed paid) by the nondefaulting party for the Replacement Securities therefor. In addition, the defaulting party shall be liable to the nondefaulting party for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Securities from the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at a rate equal to the greater of the Pricing Rate for such Transaction or the Prime Rate.

      (f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of its option under subparagraph (a) of this Paragraph.

      (g) The defaulting party shall be liable to the nondefaulting party for the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a consequence of an Event of Default, together with interest thereon at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

      (h) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.   Single Agreement

      Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and
(iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.   Notices and Other Communications

      Unless another address is specified in writing by the respective party to whom any notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in Annex II attached hereto.

14.   Entire Agreement; Severability

      This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.   Non-assignability; Termination

      The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be cancelled by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

16.   Governing Law

      This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.   No Waiver, Etc.

      No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to subparagraphs 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.   Use of Employee Plan Assets

      (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

      (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

      (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.   Intent

      (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

      (b) It is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof, is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

20.   Disclosure Relating to Certain Federal Protections

      The parties acknowledge that they have been advised that:

            (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

            (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

            (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

State Street Bank and Trust Company


/s/ [ILLEGIBLE]
Vice President
7/31/95

[Name of Party] NORTHSTAR ADVANTAGE FUNDS
LISTED ON ANNEX I


By /s/ [ILLEGIBLE]
   ----------------------------
Title  Vice President
      -------------------------
Date  July 27, 1995
     --------------------------

                                     ANNEX I

             Names and Addresses for Communications Between Parties

                       State Street Bank and Trust Company
                225 Franklin Street, Boston, Massachusetts 02101
                                 (617) 654-3461

18919   NORTHSTAR ADVANTAGE GOVERNMENT SECURITIES FUND
18921   NORTHSTAR ADVANTAGE STRATEGIC INCOME FUND
18920   NORTHSTAR ADVANTAGE HIGH YIELD FUND
        NORTHSTAR ADVANTAGE INCOME FUND
18918   NORTHSTAR ADVANTAGE GROWTH FUND
18917   NORTHSTAR ADVANTAGE SPECIAL FUND